Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 1 of 28

                                    GPU, Inc.
                                 Balance Sheets
                        Actual and Pro Forma (unaudited)
                                  June 30, 2000
                    --------------------------------------

                                                                (In Thousands)
ASSETS                                                Actual     Adjustments   Pro Forma
                                                   -----------   -----------  -----------
Investments:
  Investment in subsidiaries                       $ 3,423,365   $  (300,000) $ 3,123,365
  Goodwill, net                                            -             -            -
  Other investments                                      7,198           -          7,198
                                                    ----------    ----------   ----------
     Total investments                               3,430,563      (300,000)   3,130,563
                                                    ----------    ----------   ----------

Current Assets:
  Cash and temporary cash investments                       40       337,804      337,844
  Accounts receivable, net                                  13           -             13
  Prepayments and Special Deposits                       1,810           -          1,810
                                                    ----------    ----------   ----------
     Total current assets                                1,863       337,804      339,667
                                                    ----------    ----------   ----------

Deferred debits and other assets                        12,458           -         12,458
                                                    ----------    ----------   ----------


     Total Assets                                  $ 3,444,884   $    37,804  $ 3,482,688
                                                    ==========    ==========   ==========


                                                          Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 2 of 28

                                    GPU, Inc.
                                 Balance Sheets
                        Actual and Pro Forma (unaudited)
                                  June 30, 2000
                      ------------------------------------

                                                                (In Thousands)
LIABILITIES AND CAPITALIZATION                        Actual     Adjustments   Pro Forma
                                                   -----------   -----------  -----------
Stockholders' Equity:
  Common stock                                     $   331,958   $       -    $   331,958
  Capital surplus                                    1,014,032          (822)   1,013,210
  Retained earnings                                  2,280,561           -      2,280,561
  Accumulated other comprehensive income/(loss)        (35,165)          -        (35,165)
                                                    ----------    ----------   ----------
     Total                                           3,591,386          (822)   3,590,564
  Reacquired common stock, at cost                    (315,000)       38,626     (276,374)
                                                    ----------    ----------   ----------
     Total common stockholders' equity               3,276,386        37,804    3,314,190
                                                    ----------    ----------   ----------


Current Liabilities:
  Notes payable                                        138,200           -        138,200
  Accounts payable                                      18,748           -         18,748
  Interest accrued                                          83           -             83
  Taxes accrued                                             33           -             33
  Other                                                  7,722           -          7,722
                                                    ----------    ----------   ----------
     Total current liabilities                         164,786           -        164,786
                                                    ----------    ----------   ----------


Deferred credits and other liabilities                   3,712           -          3,712
                                                    ----------    ----------   ----------


     Total Liabilities and Capitalization          $ 3,444,884   $    37,804  $ 3,482,688
                                                    ==========    ==========   ==========


                                                          Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 3 of 28

                                    GPU, Inc.
                   Statements of Income and Retained Earnings
                        Actual and Pro Forma (unaudited)
                    For The Twelve Months Ended June 30, 2000
                ------------------------------------------------

                                                                    (In Thousands)
                                                           Actual    Adjustments    Pro Forma
                                                           ------    -----------    ---------

Income:
  Equity in earnings of subsidiaries                     $  164,133   $      -     $  164,133
                                                          ---------    ---------     --------

Operating Expenses:
  Other operation and maintenance                            14,343          -         14,343
  Depreciation and amortization                                 -            -            -
                                                          ---------    ---------    --------
     Total operating expenses                                14,343          -         14,343
                                                          ---------    ---------    ---------

Operating Income                                            149,790          -        149,790
                                                          ---------    ---------    ---------

Other Income and Deductions:
  Other income, net                                             158          -            158
                                                          ---------    ---------    ---------
     Total other income and deductions                          158          -            158
                                                          ---------    ---------    ---------

Income Before Interest Charges                              149,948          -        149,948
                                                          ---------    ---------    ---------

Interest Charges:
  Notes payable                                               8,730          -          8,730
                                                          ---------    ---------    ---------
     Total interest charges                                   8,730          -          8,730
                                                          ---------    ---------    ---------

Income/(Loss) Before Income Taxes                           141,218          -        141,218
  Income tax expense/(benefit)                                  -            -            -
                                                          ---------    ---------    ----------
Net Income                                               $  141,218   $      -     $  141,218
                                                          =========    =========    =========


Retained Earnings:
Balance at beginning of period                           $2,335,325   $      -     $2,335,325
  Net income                                                141,218          -        141,218
  Cash dividends declared on common stock                  (195,957)         -       (195,957)
  Other                                                         (25)         -            (25)
                                                          ---------    ---------    ---------
Balance at end of period                                 $2,280,561   $      -     $2,280,561
                                                          =========    =========    =========


                                                          Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 4 of 28

                                    GPU, Inc.
                            Pro Forma Journal Entries
                            -------------------------
                                 (In Thousands)

                                       (1)

Cash and temporary cash investments                   $ 31,039
Capital surplus                                            674
      Reacquired common stock, at cost                            $ 31,713

To record the proposed issuance and sale of 1,146,955 shares (authorized 2,500,000 limit less 1,353,045 shares sold to date) of $2.50 par value common stock at $27.06 per share as of 6/30/2000 under the Dividend Reinvestment and Stock Purchase Plan (SEC File No. 70-7670).

                                       (2)

Cash and temporary cash investments                   $300,000
      Investment in subsidiaries - Met-Ed                         $155,000
      Investment in subsidiaries - Penelec                         145,000

To reflect the proposed receipt of up to $300 million of common stock dividends to be declared and paid by Met-Ed and Penelec from time to time, through December 31, 2001 (SEC File No. 70-9593).

                                       (3)

Cash and temporary cash investments                   $  6,765
Capital surplus                                            148
      Reacquired common stock, at cost                            $  6,913

To record the proposed issuance of 250,000 shares of $2.50 par value common stock at $27.06 per share as of 6/30/2000.

                                                          Financial Statements
                                                          Item 6(b) 1-a
                                                          Page 5 of 28

                           GPU, Inc. and Subsidiaries
                            Pro Forma Journal Entries
                ----------------------------------------------------


Notes: These pro forma financial statements do not include the impact of the ----- proposed issuance of $471 million of transition bonds, by an affiliate of
       JCP&L, to securitize the recovery of bondable stranded costs attributable to the projected net investment in the Oyster Creek Nuclear Generating Station. The proceeds would be used to paydown outstanding debt and to fund decommissioning of the plant.

       The proposed declaration and payment of common stock dividends by Met-Ed and Penelec (SEC File No. 70-9593) does not have an impact on GPU's consolidated financial statements since such dividends would be paid to GPU, Inc., the parent company of Met-Ed and Penelec (SEC File No. 70-9593).